UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2013

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of WPX Energy, Inc. (the “Company”) held on May 22, 2013, the following actions took place.

1. Election of Directors. The Company’s stockholders reelected Messrs. Lowrie, Carrig, and Lentz as directors of the Company for a three-year term based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
John A. Carrig	143,083,497	304,605	12,744,341	23,892,212
Henry E. Lentz	138,160,831	999,399	16,972,213	23,892,212
William G. Lowrie	143,266,555	274,052	12,591,836	23,892,212

2. Say on Pay. The Company’s stockholders approved, on a non-binding advisory basis, the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes
140,585,014	12,805,628	2,741,801	23,892,212

3. Say When on Pay. The Company’s stockholders voted, on a non-binding advisory basis, to hold future advisory votes on the Company’s executive compensation on an annual basis, based on the following votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
146,091,701	687,216	6,602,990	2,750,536	23,892,212

Based on these results and consistent with the board of directors’ previous recommendation to the Company’s stockholders in connection with such vote, the Company’s board of directors has determined to hold a stockholder advisory vote on the Company’s executive compensation on an annual basis until the next frequency vote occurs.

4. The Company’s stockholders approved the WPX Energy, Inc. 2013 Incentive Plan based on the following votes.

For	Against	Abstain	Broker Non-Votes
149,447,994	3,896,662	2,787,787	23,892,212

5. The Company’s stockholders approved the ratification of the appointment of Ernst & Young LLP as the independent public accounting firm for the Company for the year ending December 31, 2013 based on the following votes.

For	Against	Abstain	Broker Non-Votes
177,075,184	252,079	2,697,392	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz Vice President and Secretary

DATED: May 24, 2013